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                                                                      EXHIBIT 21

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
NAME                                   JURISDICTION OF ORGANIZATION
-------------------------------------  ----------------------------
OMR Systems Corporation                          New Jersey
Financial Models Holdings, Inc.                   Delaware
Financial Models Company Ltd.                     New York
SS&C Fund Administration Services LLC             New York
OMR Systems International, Ltd.                  New Jersey
Financial Interactive, Inc.                      California
Open Information Systems, Inc.                  Connecticut
Cogent Management Inc.                            New York
SAVID International Inc.                         New Jersey
The SAVID Group, Inc.                             New York
The Brookside Corporation                       Rhode Island
3105198 Nova Scotia Company                     Nova Scotia
SS&C Technologies Canada Corp.                  Nova Scotia
Financial Models Corporation Limited           United Kingdom
Financial Models Corporation B.V.               Netherlands
FMC Global Investments Limited                    Barbados
SS&C Technologies Australia Pty Ltd.             Australia
SS&C Technologies Limited                      United Kingdom
SS&C Technologies Sdn. Bhd.                       Malaysia
SS&C Technologies, KK                              Japan
SS&C Technologies B.V.                          Netherlands
SS&C Technologies (s) Pte Ltd                    Singapore
OMR Systems United Kingdom                     United Kingdom
OMR Systems S.A.R.L.                              France
SS&C Fund Services N.V.                     Netherlands Antilles
SS&C Fund Services (B.V.I.) Limited        British Virgin Islands
HC Investments Ltd.                        British Virgin Islands
SS&C (Bahamas) Ltd.                               Bahamas
SS&C Technologies Ireland Ltd.                    Ireland
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